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                                                                 Exhibit 10.4(a)

              AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
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       THIS AMENDMENT is entered into as of February 28, 1997 by the between
Universal Hospital Services Inc., a Minnesota corporation (the "Borrower"), and First Bank National Association (the "Bank"). In consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, at the Borrower's request the Borrower and the Bank agree as follows:

       1. Effective December 31, 1996, Sections 5.07 and 5.08 of the Amended and Restated Credit Agreement dated June 30, 1996 by and between the Borrower and the Bank (the "Credit Agreement"), are amended to read as follows:

       Section 5.07 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur or permit to exist in favor of any person other than the Bank any mortgage, deed of trust, security interest or other lien on any of its property now owned or hereafter acquired, except:

       (a) liens for taxes not yet due, if such reserve or other appropriate provision, if my, as shall be required by generally accepted accounting principles shall have been made therefor;

       (b) other liens, charges, or encumbrances incidental to the conduct of the Borrower's or such Subsidiary's business or the ownership of the Borrower's or such Subsidiary's property which were not incurred in connection with borrowing of money or the obtaining of advances or credit or the acquisition of property and which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or materially impair the use thereof in the operation of the Borrower's or Subsidiary's business;

       (c) liens imposed by law in favor of materialmen, mechanics, carriers, warehousemen, landlords and other like persons for sums not yet due or which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted by the Borrower or such Subsidiary, if such reserve or other appropriate provision, if any, as required by generally accepted accounting principles shall been made therefor;

       (d) one or more capital leases between the Borrower and Baxter Healthcare Corporation covering 250 Flo Gard infusion pumps, which lease was booked by the Borrower as of December 31, 1996 at a present value of $507,000.00;

       (e) for a period not exceeding 90 days after the BERS Acquisition, a security interest in BERS' equipment, leases, accounts and proceeds in favor of Centura Bank securing indebtedness permitted by Section 5.08(d); and

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            (f) capital leases between BERS and Abbott Laboratories Hospital
            Products Division covering equipment subleased by BERS to Rex Hospital, and all amendments, extensions, renewals and replacements thereof, provided the aggregate amount of BERS' obligations under such capital leases shall not exceed $500,000.00 at any time outstanding.

            Section 5.08 Permitted Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, borrow money, issue any evidences of indebtedness, or create, assume, guarantee, become contingently liable for or suffer or permit to exist any indebtedness of the Borrower or any Subsidiary in addition to indebtedness to the Bank (including, without limitation, as indebtedness Capitalized Lease Obligations), except:

            (a) Unsecured Funded Debt of the Borrower to Prudential in a principal amount not exceeding $10,000,000.00 before the BERS Acquisition and in a principal amount not exceeding $14,000,000.00 after the BERS Acquisition, provided that all such Funded Debt shall be repaid in accordance with its terms and schedule, shall not be prepaid, and shall not be extended, renewed, or otherwise modified:

            (b) Unsecured trade debt of the Borrower and the Subsidiaries, other than Adjusted Funded Debt, incurred or arising in the ordinary course of business;

            (c) Unsecured Current Debt of the Borrower to banks and other institutional lenders, provided that the aggregate amount of such Current debt at any time outstanding shall not exceed $2,000,000.00;

            (d) For a period of 90 days after the BERS Acquisition, indebtedness of BERS to Centura Bank in an aggregate amount not exceeding $1,858,973.00, provided that such indebtedness shall not be extended, renewed or otherwise modified;

            (e) One or more capital leases described in Section 5.07(d):

            (f) Capital leases between BERS and Abbott Laboratories Hospital Products Division covering equipment subleased by BERS to Rex Hospital, and all amendments, extensions, renewals and replacements thereof, provided the aggregate amount of BERS' obligations under such capital leases shall not exceed $500,000.00 at any time outstanding; and

            (g) Existing Unsecured Current Debt and Unsecured Funded Debt of the Borrower not otherwise permitted by this Section 5.08, which is listed in the Certificate of Indebtedness and Liens, provided that all such Current Debt and Funded Debt shall be repaid in accordance with its terms and the schedule set forth in the Certificate of Indebtedness and Liens, shall not be prepaid, and shall not be extended, renewed, or otherwise modified.
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            2.  The Bank waives the Borrower's failure to comply with Sections
     5.07 and 5.08 of the Credit Agreement solely during the period before the date of this Amendment as a result of the one or more capital leases with Baxter Healthcare Corporation described above.

            3. In the event that ReliaStar Life Insurance Company, Northern Life Insurance Company, ReliaStar Bankers Security Life Insurance Company and The Prudential Life Insurance Company of America amend their respective agreements with the Borrower in order to change the fixed charge coverage covenants and also waive the Borrower's failure to comply with its agreements as a result of one or more capital leases with Baxter Healthcare Corporation described above, then the Bank waives the Borrower's failure to comply with such fixed charge coverage covenants and such provisions relating to such capital leases solely during the period before the date of this Amendment.

            4. Such waivers by the Bank are limited as expressly set forth above, and Sections 5.07 and 5.08 of the Credit Agreement, as amended herein and all other sections of the Credit Agreement and all other agreements of the parties remain in full force and effect.

            5. No provision of this Amendment can be amended, modified, waived or terminated, except by a writing executed by the Borrower and the Bank. The Borrower shall pay to the Bank on demand all of the Bank's costs and expenses including but not limited to reasonable attorneys' fees and legal expenses, in connection with this Amendment, the writings executed herewith and the transactions described herein and therein. This Amendment shall bind and benefit the parties and their respective successors and assigns, provided the Borrower shall not assign any of its rights or obligations under this Amendment without the prior written consent of the Bank and any assignment in violation of this sentence shall be null and void. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota

            Executed as of the date first above written.


            UNIVERSAL HOSPITAL SERVICES, INC.

            By    /s/  David E. Dovenberg
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            Title            CFO
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            FIRST BANK NATIONAL ASSOCIATION

            By    /s/ Richard G. Trembley
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            Title    Assistant Vice President
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